EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

FastenTech, Inc.

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Indianapolis, Indiana

January 21, 2005